Exhibit 21

Subsidiaries of Ableauctions.com, Inc.

Unlimited Closeouts Inc.

Ojai, California

Icollector International, Ltd.

Fife, Washington

Ableauctions.com (Washington) Inc.

Fife, Washington

iTrustee.com International, Ltd.

Fife, Washington

Our operations in Canada include:

0716590 B.C. Ltd.

Coquitlam, British Columbia

Jarvis Industries Ltd.

Coquitlam, British Columbia

Icollector.com Technologies, Ltd.

Coquitlam, British Columbia

Rapidfusion Technologies Inc.

Coquitlam, British Columbia

0723074 B.C. Ltd.

Coquitlam, British Columbia

Stanford Development Corporation

Coquitlam, British Columbia